UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Merchandise Creations, Inc.
(Name of small business issuer in its charter)

Nevada	5130	20-1703887
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4704 Towne Square Drive, #2626
Plano, TX 75024
(972) 987-5880
(Address and telephone number of principal executive offices)

4704 Towne Square Drive, #2626
Plano, TX 75024
(972) 987-5880
(Address of principal place of business or intended principal place of business)

Savoy Financial Group
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(703)248-1027
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
2549B Eastbluff Dr. #437
Newport Beach, CA 92660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$29,650.00	$0.05	$29,650.00	$2.39

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Merchandise Creations, Inc.

593,000 Shares of Common Stock

Merchandise Creations, Inc. is registering an aggregate of 593,000 shares of its common stock that are to be sold, from time-to-time, by one or more of the selling stockholders.  The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices.  The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.  Prior to this offering, there has been no public market for our common stock.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

SEE "RISK FACTORS" STARTING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Shares Offered by Shareholders	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0
Total	593,000	$29,650.00	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Merchandise Creations, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is July 7, 2005

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

Merchandise Creations, Inc. ("MCI" or the "Company") was incorporated in the State of Nevada on October 1, 2004.  MCI is a development stage company that plans to assist bands and artists in the music industry in the State of Texas, design, promote and sell custom designed merchandise.  We plan to offer music industry customers a total package of merchandising services, including, but not limited to, the design and outsourcing of the manufacture of the promotional merchandise, as well as managing sales at any live performance or on-line.  At this time we have contracted with one artist, for whom we will provide these services.

We are a development stage company that has yet to commence our planned principal operations.  Our operations to date have been primarily devoted to business startup and development activities, which include:

1.

Formation of the Company,

2.

Obtaining capital through sales of our common stock,

3.

Development of our website at www.merchandisecreations.com,

4.

Entered into a merchandising agreement with our first client,

5.

Executed a consignment agreement and

6.

Purchased inventory and begun to generate sales on behalf of our client.

We are attempting to build MCI to become fully operational.  Our goals for the remainder of fiscal year 2005 are:

1.

Refine our website.  We have established a minimally operational website at www.merchandisecreations.com.  We are in the process of developing additional website content and creating greater functionality.  We expect the site to be completely operational within the next three to six months.  We are designing the site as a promotional tool and it will be used primarily as a marketing platform to establish contact with artists and bands in the music industry.

2.

Develop and implement a marketing plan.  In order to promote our company and establish our name, we will develop and implement a marketing plan.  We plan to design and distribute printed brochures for distribution to potential clients.

3.

Foster personal relationships.  The initial focus will be on building relationships with third parties that will manufacture promotional merchandise on a timely and cost-effective basis.  We plan to utilize manufacturers based in the US to supply our merchandise.

4.

Identify marketable promotional merchandise.  We plan to evaluate new merchandise products to introduce to the market.  Significantly all evaluation will be conducted by our officers and directors.  We do not intend to develop any promotional merchandise internally.  We will rely solely upon the efforts of outside sources to research, develop and refine all products.  MCI has no exclusive arrangements with third parties to develop merchandise specifically for us.

Since our inception on October 1, 2004 to March 31, 2005, we generated $5,117 in revenues and have incurred a cumulative net loss of $6,509.  We believe that the $29,650 in funds received from unregistered sales of our common equity is sufficient to finance our efforts to become fully operational and carry us through the next at least 12 months.  The capital raised in this offering has been budgeted to establish our infrastructure and to become a fully reporting company.  We believe that the recurring revenues from sales of merchandise will be sufficient to support ongoing operations.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of merchandise will be adequate to maintain our business.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

We currently have one officer and director, who also acts as our sole employee.  This individual works for us on a part-time basis.

As of the date of this Prospectus, MCI has 10,593,000 shares of $0.001 par value common stock issued and outstanding.

MCI's administrative office is located at 4704 Towne Square Drive, #2626, Plano, Texas 75024, telephone (972) 987-5880.

MCI's fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders.  We are offering no shares.  The selling stockholders are offering 593,000 shares, or 5.60%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.05 cents per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The proceeds of the offering will go directly to the selling stockholders.  None of the proceeds will be available to Merchandise Creations, Inc.

MCI's Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Merchandise Creations, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of MCI.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.


Balance Sheets Data

	March 31,	December 31,
	2005	2004
Assets
Cash and equivalents	$22,860	$6,265
Accounts receivable	1,892	-
Inventory	9,244	1,344
Total current assets	33,996	7,609
	$33,996	$7,609

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$855	$-
Total current liabilities	$855	$-

Stockholders' equity:
Common stock	10,593	10,000
Additional paid-in capital	29,057	-
(Deficit) accumulated during development stage	(6,509)	(2,391)
	33,141	7,609
	$33,966	$7,609



Statements of Operations Data

		October 1, 2004
		(Inception) to
	March 31, 2005	March 31, 2005

Revenue	$5,117	$5,117

Cost of sales	2,199	2,199

Gross profit	2,918	2,918

Expenses:
Commissions	2,303	2,303
Professional fees	2,751	4,352
General and administrative expenses	1,982	2,772
Total expenses	7,036	9,427
Net (loss)	$(4,118)	$(6,509)

Weighted average common shares outstanding	10,006,589

Net loss per common shares outstanding	$(0.0004)


Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF MCI FAILS TO COMMENCE ITS PLANNED OPERATIONS.

Merchandise Creations, Inc. was formed in October 2004.  MCI has no demonstrable operations record, on which you can evaluate the business and its prospects.  MCI's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  MCI cannot guarantee that it will be successful in accomplishing its objectives.  To date, MCI has generated minimal revenues and may incur losses in the foreseeable future.  If MCI fails to continue its planned promotional merchandise operations, we may be forced out of business, in which case investors may lose their entire investment.

OUR SOLE OFFICER AND DIRECTOR WORKS FOR US ON A PART-TIME BASIS AND HAS NO EXPERIENCE IN MANAGING A PUBLIC COMPANY.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Robert Turner, our sole officer, director and employee.  Mr. Turner currently works for us on a part-time basis and expects to devote approximately 20 hours per week to our business and is prepared to dedicate additional time to our operations, as needed.  Mr. Turner has no experience related to public company management or as a principal accounting or principal financial officer and works for us only on a part-time basis.  Because of this, Mr. Turner may be unable to develop our business and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacle.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources.  To date, we have funded our operations from the sale of equity securities and have not generated cash from our operations.  Although we believe we have enough capital to commence and continue our operations for the next approximately 12 months, unless we begin to generate sufficient revenues from contracting with bands and artists to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

MCI'S INDEPENDENT AUDITORS HAVE QUALIFIED THEIR REPORT TO EXPRESS SUBSTANTIAL DOUBT ABOUT OUR COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

MCI has yet to commence its planned operations.  As of the date of this Prospectus, MCI has had only limited start-up operations and generated minimal revenues.  Taking these facts into account, the independent auditors of MCI have expressed substantial doubt about MCI's ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  If MCI's business fails, the investors in this offering may face a complete loss of their investment.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors.  This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures.  As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR INVENTORY PROPERLY.

Our business depends on our ability to anticipate our needs for products and our supplier's ability to deliver sufficient quantities of products at reasonable prices on a timely basis.  Given that we are in the development stage we may be unable to accurately anticipate demand and manage inventory levels that could seriously harm us.  If predicted demand is substantially greater than consumer purchases, there will be excess inventory.  In order to secure supplies, we may make advance payments to suppliers, or we may enter into non-cancelable commitments with vendors.  If we fail to anticipate customer demand properly, a temporary oversupply could result in excess or obsolete inventory, which could adversely affect our gross margin.

CHANGES IN CONSUMER PREFERENCES COULD REDUCE DEMAND FOR OUR PRODUCTS.

Any change in the preferences of music fans that we fail to anticipate could reduce the demand for the music industry products we intend to provide.  Decisions about our focus and the specific products we plan to sell often are made in advance of distribution, and thus, consumers acquiring them.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products, excess inventories and lower profit margins.

WE HAVE ONE MERCHANDISING AGREEMENT, THE LOSS OF WHICH MAY SEVERLY IMPAIR OUR BUSINESS.

On December 1, 2004, we entered into one merchandising agreement to coordinate the development, production and distribution of promotional merchandise for one musician.  The agreement will terminate automatically on December 1, 2005, unless otherwise terminated by either party with 30 days written notice.  This is our only agreement, the termination and/or expiration of which will severely impair our ability to generate revenues.

WE MAY BE UNABLE TO OBTAIN SUFFICIENT QUANTITIES OF QUALITY MERCHANDISE ON ACCEPTABLE COMMERCIAL TERMS BECAUSE WE DO NOT HAVE LONG-TERM DISTRIBUTION AND MANUFACTURING AGREEMENTS.

We intend to rely primarily on product manufacturers and third-party distributors to supply the products we plan to offer.  Our business would be seriously harmed if we were unable to develop and maintain relationships with suppliers and distributors that allow us to obtain sufficient quantities of quality merchandise on acceptable terms.  Additionally, we may be unable to establish alternative sources of supply for our products to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us.  If we cannot obtain and stock our products at acceptable prices and on a timely basis, we may lose sales and our band/artist clientele may take their promotional needs elsewhere.  Further, an increase in supply costs could cause our operating losses to increase beyond current expectations.

IF MCI FAILS TO MAINTAIN ITS CONSIGNMENT AGREEMENT TO MARKET MERCHANDISE FOR US ON ACCEPTABLE COMMERCIAL TERMS, OUR PROFITABILITY COULD SUFFER.

We intend to rely primarily on third-parties to undertake the marketing of the music related merchandise we plan to sell.  We currently have one existing consignment agreement with Missing Link Group, LLC.  If this agreement were terminated, our business would be seriously harmed.  If we are unable to enter into new consignment agreements, or maintain our agreement with Missing Link, on terms acceptable to us, we may experience lower profitability than anticipated.  Additionally, if third-party consignees do not perform in an efficient and/or professional manner, we may lose sales and our clientele may take their promotional needs elsewhere.

BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MCI MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY.

MCI is entering a highly competitive and fragmented market segment.  Our expected competitors include more established companies, such as Bandwear, Bravado, Jazzwear and Musician's Cyber Cooler.  Generally, MCI's actual and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources and greater name recognition.  Therefore, these competitors have a significantly greater ability to attract clients.  In addition, many of these competitors may be able to devote greater resources than MCI to the development, promotion and sale of merchandise.  There can be no assurance that MCI's current or potential competitors will not develop products and services comparable or superior to those to be offered by us.  Increased competition could result in price reductions, reduced margins or loss of market share, any of which would materially and adversely affect MCI's business, results of operation and financial condition.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE THE PRINCIPAL STOCKHOLDER, OFFICER AND DIRECTOR OF MCI CONTROL THE MAJORITY OF OUTSTANDING STOCK IN MCI.

The sole director and executive officer beneficially owns approximately 94.4% of the outstanding common stock.  This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this offering.  As a result, this stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  In addition, the concentration of control may inhibit a change of control and may adversely affect the market price of our common stock, to the extent a market develops.

CONFLICTS OF INTEREST FACED BY THE TOP MANAGEMENT OF MCI MAY JEOPARDIZE THE BUSINESS CONTINUITY OF MCI.

Mr. Turner may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, Mr. Turner may face a conflict in selecting between MCI and his other business interests.  We do not believe that Mr. Turner will not consider entering a similar line of business as we conduct; however, there can be no assurance of this.  MCI has not formulated a policy for the resolution of such conflicts.

WE ARE DEPENDENT UPON OUR SOLE OFFICER AND DIRECTOR, THE LOSS OF WHOM MAY FORCE US OUT OF BUSINESS.

The operations of Merchandise Creations, Inc. depend substantially on the skills and experience of Robert Turner.  Without employment contracts, MCI may lose Mr. Turner to other pursuits without sufficient warning and, consequently, go out of business.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited.  Although we expect to undertake steps that would create a publicly traded market for our stock, the liquidity of our shares may be severely limited.  MCI cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of MCI's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond MCI's control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of MCI's stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE MCI STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of MCI and those preceded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology.  Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect MCI's future results and could cause those results to differ materially from those expressed in such forward-looking statements.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, Merchandise Creations, Inc. used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price.  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering1

Patricia Barker	20,000	20,000	0	0
Patrick Barker	20,000	20,000	0	0
Anthony Burd	20,000	20,000	0	0
Karen Burd	20,000	20,000	0	0
Bruce Ruede	20,000	20,000	0	0
Nikki Ruede	20,000	20,000	0	0
Jan Donnell	20,000	20,000	0	0
Thomas Donnell	20,000	20,000	0	0
Raymond Bills	20,000	20,000	0	0
James Counts	20,000	20,000	0	0
James Bowen	20,000	20,000	0	0
Jan Hair	40,000	40,000	0	0
Joseph Swan	20,000	20,000	0	0
William Seiferth	20,000	20,000	0	0
Joyce Seiferth	20,000	20,000	0	0
Samuel Moyer	20,000	20,000	0	0
Gray West	20,000	20,000	0	0
Alan Redmond	20,000	20,000	0	0
Frank Redmond	20,000	20,000	0	0
Cyndie Bromenshenkel	20,000	20,000	0	0
Lee Ranalli	20,000	20,000	0	0
William Martin	20,000	20,000	0	0
Tom Sneva	53,000	53,000	0	0
Stacey Boltz	20,000	20,000	0	0
Andrew Meltz	20,000	20,000	0	0
Lindsey Hall	20,000	20,000	0	0
Kevin Olsen and	20,000	20,000	0	0
Bonnie Alexander

Total (28 persons)	593,000	593,000	0	0.00%

In March 2005, we sold 593,000 shares of our common stock to the twenty-eight aforementioned shareholders.  The shares were issued at a price of $0.05 per share for total cash in the amount of $29,650.  The shares bear a restrictive transfer legend.  This November 2004 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Merchandise Creations, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.

None of the selling stockholders has been affiliated with Merchandise Creations, Inc. in any capacity in the past three years.

None of the selling stockholders is a broker/dealer nor an affiliate of a broker/dealer.

Footnotes:

(1)  Assumes the offering of all 593,000 offered in this prospectus.

Plan of Distribution

The selling stockholders may offer their shares at various times in one or more of the following transactions:

a.

In the over-the-counter market;

b.

On any exchange on which the shares may hereafter be listed;

c.

In negotiated transactions other than on such exchanges;

d.

By pledge to secure debts and other obligations;

e.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

f.

In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The selling stockholders may use broker/dealers to sell their shares.  The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which MCI and the selling stockholders have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders.  Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the selling stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Legal Proceedings

No director, officer, significant employee or consultant of Merchandise Creations, Inc. has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee or consultant of MCI has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of MCI has been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against MCI.

No director, officer, significant employee or consultant of Merchandise Creations, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons.

Directors, Executive Officers, Promoters and Control Persons

Merchandise Creations, Inc.'s sole director was elected by the stockholders to a term of one (1) year and serves until his successor is elected and qualified.  The sole officer was appointed by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office.  We are authorized to appoint not less than one, without limitation to the maximum amount of individuals, director to the Board of Directors.  We currently have no plans for adding any additional directors to our board.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding the sole executive officer and director of MCI as of the date of this Prospectus:

Name and Address	Age	Position
Robert Turner	44	President, CEO and Secretary/Treasurer

Mr. Turner has held his office/position since October 2004 and is expected to continue to hold his office/position until the next annual meeting of MCI's stockholders.  At the date of this prospectus, MCI is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Robert Turner, President and Secretary: From 2002 to the present, Mr. Turner is co-owner of Film Creations & Distribution, a partnership with accounts nationwide that produces videos for various events in Austin, Texas.  Mr. Turner is in charge of new product acquisitions and is responsible for the planning and implementation of all sales initiatives directed to both wholesale and retail customers.  In addition, Mr. Turner functions as the company liaison to all wholesale accounts.  He currently devotes approximately 5-10 hours per week, as needed, to the business of Film Creations & Distribution.  From 2000 to 2002, he was the Senior Account Manager for Universal Music & Video Distribution in Dallas, Texas, where he provided service and support of Universal's products to Blockbuster Entertainment.  From 1997 to 2000, Mr. Turner was the Southwest Regional Sales Manager for Trimark Pictures in their Dallas, Texas office, where he was responsible for the planning and implementation of all sales activities, directed to both wholesale and retail customers, in the southwest states of Texas, New Mexico, Arizona, Utah, Colorado, and Oklahoma.  Although Mr. Turner does not have specific experience in music media sales, he is experienced in sales and distribution, specializing in promotional merchandising, retail sales, event planning and finished good production.  Mr. Turner has no experience related to public company management or as a principal accounting or principal financial officer.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Merchandise Creations, Inc.'s common stock by all persons known by MCI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to MCI's knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Robert Turner, President and Secretary	10,000,000	94.40%	94.40%

	All Directors and Officers as a group (1 person)	10,000,000	94.40%	94.40%

Notes:

1.

The address for Robert Turner is 4704 Towne Square Drive, #2626, Plano, Texas 75024.

2.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.

Assumes the sale of the maximum amount of this offering (593,000 shares of common stock) by MCI.  The aggregate amount of shares to be issued and outstanding assuming a maximum offering is 10, 593,000.

Description of Securities

Merchandise Creations, Inc.'s authorized capital stock consists of 100,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of MCI's common stock:

o

have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by MCI's Board of Directors;

o

are entitled to share ratably in all of MCI's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of MCI's affairs;

o

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

o

are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of Merchandise Creations Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of MCI's directors.

Cash Dividends

As of the date of this Prospectus, Merchandise Creations, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of MCI's board of directors and will depend upon MCI's earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of MCI not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in MCI's business operations.

Reports

1.

After this offering, Merchandise Creations, Inc. will furnish its shareholders with audited annual financial reports certified by MCI's independent accountants.

2.

  After this offering, MCI will file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

 The public may read and copy any materials MCI files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Merchandise Creations, Inc.'s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Merchandise Creations, Inc. was incorporated in Nevada on October 1, 2004.

Please see "Recent Sales of Unregistered Securities" on page 46 for our capitalization history.

Description of Business

Business Development and Summary

Merchandise Creations, Inc. was incorporated in the State of Nevada on October 1, 2004.  MCI, a development stage company, plans to contract with bands or artists in the music industry to assist them with the promotion of their groups through merchandising.  The primary market for MCI's services will be Texas because our headquarters are located in that State.

On December 1, 2004, we entered into a merchandising agreement with musician Tommy Alverson to coordinate the development, production and distribution of promotional merchandise for his musical act.  We purchased merchandise from Sting Ray and other third-party manufacturing firms.  We do not have right to the title or intellectual property of the merchandise.  In exchange, we agree to pay Tommy Alverson 30% of the gross sales per unit we sell.  Through the quarter ended March 31, 2005, we did generated $5,117 in revenues from sales and paid/accrued commissions to Mr. Alverson totaling $1,535.  The agreement will terminate automatically on December 1, 2005, unless otherwise terminated by either party with 30 days written notice.  We do not have any agreements with any product manufacturers to continue to purchase items from them.

On January 2, 2005, we entered into a consignment agreement with Missing Link Group, LLC, whereby Missing Link agreed to market our music related merchandise.  Missing Link will provide all equipment and personnel necessary to effect sales of merchandise on behalf of the artists we enter into merchandising agreements with.  This agreement entitles Missing Link to 15% of all gross sales generated by Missing Link and is in effect for a period of three years, unless otherwise terminated by either party with 30 days written notice.  After a period of two years has elapsed since the execution date, the agreement may be renegotiated.  To date, we have paid/accrued commissions to Missing Link totaling $767.

MCI has yet to commence planned operations.  As of the date of this Prospectus, MCI has had only limited start-up operations and generated minimal revenues.

MCI has no intention to engage in a merger or acquisition with an identified or unidentified company.

MCI's administrative office is located at 4704 Towne Square Drive, #2626, Plano, TX 75024, telephone (972) 987-5880.

MCI's fiscal year end is December 31.

Business of Issuer

Principal Products and Services and Principal Markets

Merchandise Creations, Inc. intends to specialize in assisting in the design, manufacture and distribution of merchandise for bands and artists in the music industry.  MCI believes that the trend of declining album sales has prompted record labels to search for new revenue streams.  In addition, for bands and artists, t-shirts and other promotional merchandise that prominently display the band or artist's logo are instrumental in generating awareness and reminding fans of the band or artist's existence.  As a result, the merchandising aspect of the music industry has emerged as one of the more profitable and desirable methods of generating sales.

MCI intends to address the needs of band/artist customers in the music industry who seek a total package of merchandising services.  These packages will encompass the art design of the merchandise, outsourcing of manufacturing activities and developing sales and distribution channels to sell the merchandise at concerts and on-line.  We plan to enter into exclusive merchandising agreements with musicians to distribute apparel and paraphernalia emblazoned with graphic designs incorporating their likenesses and/or logos.

We are involved in coordination of all merchandising activities.  We will outsource all activities from conception to distribution.  When an artist enters into an exclusive merchandising agreement with us, we will locate third-party manufacturers capable of both designing and producing custom branded items for the artist.  We will obtain product from these manufacturers as product is needed, without long-term agreements.  Once products are purchased as inventory, we will utilize our consignment agreement with Missing Link, LLC to reach end consumers.  Missing Link will provide all equipment and personnel to sell merchandise at an artist's concerts or via our or our client's websites.  All activities will be coordinated, not micro-managed, by MCI.

To date, we have one merchandising agreement that we entered on December 1, 2004.  MCI has signed its first merchandising agreement and has begun to coordinate procuring and selling promotional merchandise at the artist's performances in January 2005.  In addition to this initial agreement, MCI will seek to locate and contract with other band/artists in the State of Texas.  To date, we have not identified any other clients that we could potentially enter into agreements with.

Distribution Methods of the Products and Services

Our sales strategy will be based on the following elements:

o

Establish a sales and marketing plan.  MCI initially plans to market its services to musicians in Texas.  In our first six months after commencing our planed principal operations, we will seek to develop and institute a plan to market our company and products and services.  Our current plan is to design and distribute printed brochures for distribution to potential clients.

o

Refine our website.  Using the Internet for marketing and sales is an important component of our strategy.  We currently have a website at www.merchandisecreations.com for bands/artists to be able to gain information about and to purchase our merchandise and services.  We are designing the site as a promotional tool and it will be used primarily as a marketing platform to establish contact with artists and bands in the music industry.

The site has limited functionality, but we anticipate adding further content to make it fully operational within the next three to six months.

o

Identify marketable promotional merchandise.  We plan to evaluate new merchandise products to introduce to the market.  Significantly all evaluation will be conducted by our officers and directors. We do not intend to develop any promotional merchandise internally.  We will rely solely upon the efforts of outside sources to research, develop and refine all products.  MCI has no exclusive arrangements with third parties to develop merchandise specifically for us.

o

Develop relationships with third party manufacturers.  The initial focus will be on building relationships with third parties that will manufacture promotional merchandise on a timely and cost-effective basis.  We plan to utilize manufacturers based in the US to supply our merchandise.

Industry background and competition

We are a small, start-up company that has generated only minimal revenues and lacks a significant client base.  The promotional merchandise and services we plan to market will target the music industry, and will face a significant amount of competition in the State of Texas, as well as nationally.  We expect to compete against companies with significantly longer operating histories, longer client relationships and greater financial, management, technology, development, sales, marketing and other resources than we do.  In the State of Texas, where we intend to focus our efforts, we will compete directly with Bandwear, a Texas-based company with a nationwide reach.  We will also compete with a number of independent artists rooted in Texas, who undertake merchandising activities on their own.  It is difficult to estimate the scope and volume of such operations.  In the broader market, we compete with larger, established competitors that include Bravado, Jazzwear and Musician's Cyber Cooler.

In addition, there are numerous recreational and entertainment promotional merchandise that competes for the attention and dollars of today's fans.  Increased competition generally, and the introduction or promotion of competing companies offering similar services specifically, could prohibit our sales and profitability by exerting pricing pressure, reducing market share and/or creating other obstacles.  We cannot assure you that MCI will be able to continuously develop and successfully market its merchandise and services to the bands and artists the music listening public is supporting at that current time.

We expect that our products will face considerable price pressure.  Our management believes the market for music-related merchandise is price sensitive.  We believe that consumers evaluate purchases for the types of items we intend to offer with price as a significant and determining factor.  In such environment, we may be forced to lower our prices, and resultantly experience lower profit margins, to encourage consumer purchases.

We believe that our larger competitors have higher fixed overhead costs than we currently have.  Most large competitors have long-term manufacturing, distribution and sales arrangements and may not be mobile enough to adjust to changing market conditions.  We believe that due to our flexible nature, with no fixed long-term contracts, we will be allowed the mobility to modify our product line in accordance with consumer preferences.

Dependence on one or a few major customers

We currently have only one client, Tommy Alverson, upon whom we will be significantly dependent for revenues.  In accordance with our merchandising agreement, we are obligated to pay Mr. Alverson 30% of gross sales of products bearing his likeness.  Through the quarter ended March 31, 2005, we did generated $5,117 in revenues from sales and paid/accrued commissions to Mr. Alverson totaling $1,535.  Our agreement is effective through December 1, 2005, unless otherwise terminated by either party with 30 days written notice.

Need for Government Approval

We are not aware of the need to obtain governmental approval for any aspect of our operations.

Effect of existing or probable government regulations

 Merchandise Creations, Inc. is not aware of any existing or probable government regulations that would have a material effect on our business.

Number of total employees and number of full time employees

Merchandise Creations, Inc. is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of our officer and director to set up our business operations.  We believe that our operations are currently on a small scale that is manageable by an individual.  Currently, Robert Turner, President, is involved in MCI's business on a part time basis and expects to devote approximately 20 hours per week to our business.  Mr. Turner is prepared to dedicate additional time to our operations, as needed.  There are no other full- or part-time employees.  There are no other full- or part-time employees.  We plan to outsource the production of our products, thus our management's responsibilities are mainly administrative.  While we believe that the addition of employees is not required over the next 12 months, we intend to contract sales representatives to market our products and services for us on an independent contractor basis.  Thus, these representatives are not intended to be employees of our company.

Reports to Security Holders

1.

After this offering, Merchandise Creations, Inc. will furnish its shareholders with audited annual financial reports certified by MCI's independent accountants.

2.

After this offering, MCI will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials MCI files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Management's Discussion

Merchandise Creations, Inc. was incorporated in the State of Nevada on October 1, 2004.  MCI is a startup company and realized minimal revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  However, we have signed a merchandise agreement with one artist, Tommy Alverson.  No development related expenses have been or will be paid to affiliates of MCI.

During the first quarter of 2005, we initiated our sales efforts.  In our initial operating period from inception to March 31, 2005, we generated $5,117 in revenues from sales of promotional merchandise.  Our cost of sales since inception was $2,199, which resulted in a gross profit of $2,918 through March 31, 2005.

Total operating expenses were $9,427 for the period from our inception on October 1, 2004 to March 31, 2005.  Expenses consisted of commissions paid to Tommy Alverson and Missing Link Group totaling $2,303; $4,352 in professional fees related to the development of our website, accounting fees and various other professional service fees; and general and administrative expenses of $2,772.  After accounting for total expenses, our cumulative net loss for the period from inception to March 31, 2005 was $6,509.

For the three months ended March 31, 2005, we incurred total operating expenses of $7,036.  These expenses consisted of commissions paid to Tommy Alverson and Missing Link Group totaling $2,303; $2,751 in professional fees related to the development of our website, accounting fees and various other professional service fees; as well as general and administrative expenses of $1,982.  After accounting for total expenses, our net loss for the quarter ended March 31, 2005 was $4,118.

Since our incorporation, we have raised capital through private sales of our common equity.  In November 2004, we issued 10,000,000 shares of our common stock to Robert Turner, the sole officer and director, in exchange for cash in the amount of $10,000.  Additionally, we sold an aggregate of 593,000 shares of our common stock to unrelated third parties for cash proceeds of $29,650.

In order to support our planned ongoing operations for the next 12 months, we must continue to generate sales.  However, we cannot guarantee that we will continue to generate any revenues.  If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not expect to incur research and development costs.

MCI does not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of any of our directors.  Additionally, we believe that this fact shall not materially change.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our sole officer and director appear sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by Robert Turner alone.  We plan to outsource the production of our products, thus our management's responsibilities are mainly administrative.  While we believe that the addition of employees is not required over the next 12 months, we intend to contract sales representatives to market our products for us as independent contractors that will be paid on a commissioned basis.  Thus, these representatives are not intended to be employees of our company.

Plan of Operation

We intend to establish ourselves as a promotional merchandise marketing company.  Merchandise Creations, Inc. plans to develop and distribute promotional merchandise to bands and artists in the music industry.  We will initially focus our efforts on the Dallas, Texas music scene.  Our management believes the following key objectives are critical success factors in order for us to implement our planned business operations:

o

Establish a sales and marketing plan to attract musicians,

o

Add greater functionality and improved content for our website,

o

Identify marketable promotional merchandise to increase the potential for sales and

o

Develop relationships with third party manufacturers.

In March 2005, we completed a private placement whereby we sold an aggregate of 593,000 shares of our common equity for total cash proceeds of $29,650.  We believe that these funds will be sufficient to satisfy our start-up and operating requirements for the next 12 months.  The table below sets forth the anticipated use of funds for the elements of MCI's business plan that constitute top priorities.


	Amount	Amount	Estimated
	Allocated	Expended	Completion

Merchandising activities	$8,000	$11,443	Recurring
Website development	$3,500	$ 900	Ongoing
Marketing	$1,000	$ 0	Ongoing
Offering expenses	$2,510	$ 1,601	Use as needed
SEC reporting expenses	$4,500	$ 0	Use as needed
Website maintenance	$ 500	$ 0	Recurring
Office supplies	$1,000	$ 319	Use as needed
Computer hardware and software	$2,000	$ 0	Ongoing
General working capital	$6,640	$ 2,527	Use as needed


Our key success milestones in the first six months after commencing operations are:

o

Refine our Internet presence

We have allocated funds in the amount of $3,500 to establish an internet presence.  To date, we have spent $900 to develop a website at www.merchandisecreations.com.  The site is operational, but not fully-functional.  We plan to use the remaining allocated funds to expand the functionality of the website to enable e-commerce activity with a shopping cart so that consumers will be able to purchase products online.

In addition to adding e-commerce capability to our website, we also plan to refine the site for use as a marketing and sales tool to establish contact with artists and bands in the music industry.  We anticipate adding further content to make it fully operational within the next three to six months.

o

Marketing

In the next six to nine months of operations, MCI's promotional strategy will focus on increasing the visibility of our operations and our website.  Our management believes that establishing our brand name is imperative to our ability to continue as a going concern.  Establishing our presence on the Internet is critical to reaching a broad consumer base and we have allocated approximately $500 to create banner advertisements, email marketing and search engine placement.  In addition to Internet marketing, we plan to design and distribute printed brochures to attract potential clients.  These print materials are expected to cost roughly $500.  The amounts allocated to marketing activities are expected to be sufficient for the next 12 months.  We have not yet spent any funds on our marketing efforts.

o

Merchandising activities

Our business is to assist musicians with their merchandising efforts.  As a result, we plan to evaluate new products to introduce to the market.  We do not develop any promotional merchandise internally.  We rely solely upon the efforts of outside sources to research, develop and refine all products.  We have initially allocated approximately $8,000 toward purchasing merchandise for sale.  As we continue to sell merchandise, we will use a portion of generated cash flow to purchase additional products.  Since our inception, we have purchased approximately $11,443 in saleable merchandise.

Over the next 12 months, our website will require periodic upgrades or maintenance.  We have budgeted $500 for these routine activities.  To date, we have not expended any funds to maintain our upgrade our website.

We expect to incur approximately $4,500 in expenses related to being a public reporting company.  Although, our sole officer and director has no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.

We have budgeted $6,640 as general working capital for non-specific uses.  We believe that these funds will allows us to cover costs that are as yet unforeseen and to take advantage of opportunities that may arise in the course of our business.

Mr. Turner, our sole officer and director, recognizes that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understands the resultant increased costs of being a public reporting company.  Mr. Turner believes that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders.  Thus, Mr. Turner raised capital in the private placement offering completed in March 2005 with the intention of MCI becoming a public reporting company.  Our private investors held no influence on the decision to become a public company.

In addition, Mr. Turner believes that a benefit of being a public company is the access to capital markets.  We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

Description of Property

Merchandise Creations, Inc. uses office space at 4704 Towne Square Drive #2626, Plano, TX 75024.  Mr. Robert B. Turner, the sole director and shareholder, is providing the office space at no charge to MCI.  We believe that this arrangement is suitable given that our current operations are primarily administrative.  We also believe that we will not need to lease additional administrative offices for at least the next 12 months.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions

In November 2004, MCI issued 10,000,000 shares of $0.001 par value common stock to Robert B. Turner, an officer and director, in exchange for cash in the amount of $10,000.

MCI uses office space and services provided without charge by Robert B. Turner, the sole director and shareholder.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this Prospectus, there is no public market in Merchandise Creations, Inc.'s common stock.

As of the date of this Prospectus,

o

There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of MCI.

o

10,593,000 shares of common stock of MCI are currently restricted from resale pursuant to Rule 144 under the Securities Act.  Of that amount, we are currently registering 593,000 shares on behalf of the Selling Shareholders for resale.

o

In the future, all 10,000,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.

o

Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Prospectus, Merchandise Creations, Inc. has approximately 10,593,000 shares of $0.001 par value common stock issued and outstanding held by twenty nine shareholders of record.  MCI's Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Dividends

Merchandise Creations, Inc. has never declared or paid any cash dividends on its common stock.  For the foreseeable future, MCI intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including MCI's financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Robert B. Turner	2005	-	-	-	-	-	-	-
President	2004	-	-	-	-	-	-	-

There are no existing or planned option/SAR grants.

MCI does not have an employment agreement with Robert B. Turner, the company's sole officer and director.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.

Financial Statements

a)   Audited Financial Statements for the Year Ended December 31, 2004

b)   Reviewed Financial Statements for the Quarter Ended March 31, 2005

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2004

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Page(s)

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Balance Sheet at December 31, 2004	2

Statements of Operations for the period October 1, 2004
(Inception) through December 31, 2004 with Cumulative
Totals Since Inception	3

Statements of Changes in Stockholders' Equity
for the Period October 1, 2004 (Inception) through
December 31, 2004	4

Statements of Cash Flows for the Period October 1, 2004
(Inception) through December 31, 2004 with Cumulative
Totals Since Inception	5

Notes to the Financial Statements	6-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder

Merchandise Creations, Inc.

Plano, TX

We have audited the accompanying balance sheet of Merchandise Creations, Inc. as of December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the period October 1, 2004 (Inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has just begun operations, and is currently developing their business. They have incurred losses in their initial two and a half months of operations, and will be looking to raise capital over the next year to assist in funding their operations. These factors raise substantial doubt about its ability to continue as a going concern.  Management's operating and financing plans in regards to these matters are also discussed in Note 4.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Merchandise Creations, Inc. as of December 31, 2004, and the changes in its operations, changes in stockholders' equity and cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.

/s/Bagell Josephs & Company, L.L.C.

Bagell Josephs & Company, L.L.C.

Gibbsboro, New Jersey

January 7, 2005

F1

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2004

ASSET

Current Assets:
Cash and cash equivalents	$6,265
Inventory	1,344

Total Current Assets	7,609

TOTAL ASSET	$7,609

LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
Common Stock, $.001 par value; 100,000,000 shares authorized;
10,000,000 shares issued and outstanding	$10,000
Additional paid-in capital	-
Deficit accumulated during the development stage	(2,391)

Total Stockholders' Equity	7,609

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,609

The accompanying notes are an integral part of the financial statements.

F2

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD

OCTOBER 1, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

		Cumulative Totals
		October 1, 2004 through
	2004	December 31, 2004

OPERATING REVENUES
Sales	$-	$-

COST OF SALES	-	-

GROSS PROFIT (LOSS)	-	-

OPERATING EXPENSES
License fees	125	125
Legal and accounting	1,601	1,601
Telephone	665	665
Total Operating Expenses	2,391	2,391

NET (LOSS)	$(2,391)	$(2,391)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING	10,000,000

NET LOSS PER COMMON SHARES OUTSTANDING	$(0.0002)

The accompanying notes are an integral part of the financial statements.

F3

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD OCTOBER 1, 2004 (INCEPTION)

 THROUGH DECEMBER 31, 2004

				Deficit
				Accumulated
				During the
	Common Stock		Additional	Development
Description	Shares	Amount	Paid-in Capital	Stage	Total

Balance, October 1, 2004	-	$-	$-	$-	$-

Issuance of shares for cash	10,000,000	10,000	-	-	10,000

Net loss for the period October 1, 2004 through December 31, 2004	-	-	-	(2,391)	(2,391)

Balance, December 31, 2004	10,000,000	$10,000	-	$(2,391)	$7,609

The accompanying notes are an integral part of the financial statements.

F4

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE

PERIOD OCTOBER 1, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

		Cumulative Totals
		October 1, 2004 through
	2004	December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(2,391)	$(2,391)
Adjustments to reconcile net loss to net cash
used in operating activities

Changes in assets and liabilities:
Inventory	(1,344)	(1,344)
Total adjustments	(1,344)	(1,344)

Net cash (used in) operating activities	(3,735)	(3,735)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	10,000	10,000

Net cash provided by financing activities	10,000	10,000

NET INCREASE IN CASH	6,265	6,265

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS -
END OF PERIOD	$6,265	$6,265

The accompanying notes are an integral part of the financial statements.

F5

MERCHANDISE CREATIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 1 - NATURE OF BUSINESS

Merchandise Creations, Inc. (the "Company"), a development stage company, was incorporated in the State of Nevada on October 1, 2004.  The Company is a promotional and marketing company that plans to assist bands and artists in the music industry in the State of Texas design, promote and sell custom designed merchandise.  The Company plans to offer music industry customers a total package of merchandising services, including, but not limited to, the design and outsourcing of the manufacture of the promotional merchandise, as well as managing sales at any live performance or on-line.

The merchandising aspects of the music industry have expanded rapidly in the past several years and growth is expected to continue at a strong pace for the foreseeable future.  This offers excellent opportunities for new companies to enter the market. Merchandise Creations intends to address the needs of band/artist customers in the music industry who seek a total package of merchandising services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Use of Estimates

Preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Inventories

Inventories consist of promotional merchandise held for sale in the ordinary course of business and are stated at the lower of cost, or market determined on the first-in-first-out basis.

F6

MERCHANDISE CREATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2004

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

Fair Value of Financial Instruments

The Company's financial instruments are all carried at amounts that approximate their estimated fair value as of December 31, 2004.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carryforwards generated by sustaining deficits during the development stage.

Advertising Costs

Advertising and promotions costs are expensed as incurred.  The Company incurred no such expenses since inception.

F7

MERCHANDISE CREATIONS, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2004

NOTE 3 - STOCKHOLDERS' DEFICIT

On October 1, 2004, the Company was formed with one class of common stock, par value $.001. The Company authorized 100,000,000 shares of common stock.

In October 2004, the Company issued 10,000,000 shares of stock to its officer for cash of $10,000.

NOTE 4 - GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the period October 1, 2004 (Inception) through  December 31, 2004. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales.  This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2004, deferred tax assets consist of the following:

Net operating loss carryforwards	$717
Less: valuation allowance	(717)
$-0-

At December 31, 2004, the Company had accumulated deficits during the development stage of $2,391 available to offset future taxable income through 2021. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

F8

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

Financial Statements:

Condensed Balance Sheet (Unaudited)

Condensed Statements of Operations for the Three Months Ended
March 31, 2005 with Cumulative Totals Since Inception (Unaudited)

Condensed Statements of Cash Flows for the Three Months Ended
March 31, 2005 with Cumulative Totals Since Inception (Unaudited)

Notes to the Condensed Financial Statements

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEET (UNAUDITED)

MARCH 31, 2005

ASSET

Current Assets:
Cash and cash equivalents	$22,860
Accounts receivable	1,892
Inventory	9,244

Total Current Assets	33,996

TOTAL ASSETS	$33,996

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable	$855

Total Current Liabilities	855

STOCKHOLDERS' EQUITY
Common Stock, $.001 par value; 100,000,000 shares authorized;
10,593,000 shares issued and outstanding	10,593
Additional paid-in capital	29,057
Deficit accumulated during the development stage	(6,509)

Total Stockholders' Equity	33,141

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,996

The accompanying notes are an integral part of these condensed financial statements.

F1

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

	For the three	Cumulative Totals
	Months ended	October 1, 2004 (inception) through
	March 31, 2005	March 31, 2005

OPERATING REVENUES
Sales	$5,117	$5,117

COST OF SALES	2,199	2,199

GROSS PROFIT (LOSS)	2,918	2,918

OPERATING EXPENSES
Commissions	2,303	2,303
Professional fees	2,751	4,352
General and administrative expenses	1,982	2,772
Total Operating Expenses	7,036	9,427

NET (LOSS) BEFORE PROVISION FOR INCOME TAXES	(4,118)	(6,509)
Provision for income taxes	-	-

NET (LOSS) APPLICABLE TO COMMON SHARES	$(4,118)	$(6,509)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING	10,006,589

NET LOSS PER COMMON SHARES OUTSTANDING	$(0.0004)

The accompanying notes are an integral part of these condensed financial statements.

F2

MERCHANDISE CREATIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHSENDED MARCH 31, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

	For the three	Cumulative Totals
	months ended	October 1, 2004 (inception) through
	March 31, 2005	March 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(4,118)	$(6,509)
Adjustments to reconcile net (loss) to net cash
used in operating activities

Changes in assets and liabilities:
Accounts receivable	(1,892)	(1,892)
Inventory	(7,900)	(9,244)
Accounts payable	855	855
Total adjustments	(8,937)	(10,281)

Net cash (used in) operating activities	(13,055)	(16,790)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	29,650	39,650

Net cash provided by financing activities	29,650	39,650

NET INCREASE IN CASH	16,595	22,860

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	6,265	-

CASH AND CASH EQUIVALENTS -
END OF PERIOD	$22,860	$22,860

SUPPLEMENTAL CASH FLOW INFORMATION
During the period, cash was paid for the following:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

F3

MERCHANDISE CREATIONS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2005

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

The condensed financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  The condensed financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual statements and notes.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these condensed financial statements be read in conjunction with the December 31, 2004 audited financial statements and accompanying notes thereto.  While management believes the procedures followed in preparing these condensed financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed financial statements reflect all adjustments, including normal recurring adjustments, which in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

Merchandising Creations, Inc. (the "Company"), a development stage company, was incorporated in the State of Nevada on October 1, 2004.  Merchandising Creations, Inc. (MCI) is a promotional and marketing company that plans to assist bands and artists in the music industry in the State of Texas, design, promote and sell custom designed merchandise.  The Company plans to offer music industry customers a total package of merchandising services, including, but not limited to, the design and outsourcing of the manufacture of the promotional merchandise, as well as managing sales at any live performance or on-line.

The merchandising aspects of the music industry have expanded rapidly in the past several years and growth is expected to continue at a strong pace for the foreseeable future.  This offers excellent opportunities for new companies to enter the market. Merchandise Creations intends to address the needs of band/artist customers in the music industry who seek a total package of merchandising services.

F4

MERCHANDISE CREATIONS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2005

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Use of Estimates

Preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of its customers' financial condition, generally without requiring collateral.  Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer.  The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

F5

MERCHANDISE CREATIONS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2005

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                 (CONTINUED)

Inventories

Inventories consist of promotional merchandise held for sale in the ordinary course of business and are stated at the lower of cost, or market determined on the first-in-first-out basis.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

Fair Value of Financial Instruments

The Company's financial instruments are all carried at amounts that approximate their estimated fair value as of March 31, 2005.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carryforwards generated by sustaining deficits during the development stage.

Advertising Costs

Advertising and promotions costs are expensed as incurred.  The Company incurred no such expenses since inception.

F6

MERCHANDISE CREATIONS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2005

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                 (CONTINUED)

Recent Accounting Pronouncements

Share Based Payments

In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, " FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its' results and financial position.

Exchange of Non-Monetary Assets

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

F7

MERCHANDISE CREATIONS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2005

(UNAUDITED)

NOTE 3 - STOCKHOLDERS' DEFICIT

On October 1, 2004 the Company was formed with one class of common stock, par value $0.001. The Company authorized 100,000,000 shares of common stock.

In October 2004, the Company issued 10,000,000 shares of stock to its officer for cash of  $10,000.

In March 2005, the Company issued 539,000 shares of stock in a private placement for cash of $29,650.

NOTE 4 - GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the period October 1, 2004 (Inception) through  December 31, 2004. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales.  This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F8

MERCHANDISE CREATIONS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

MARCH 31, 2005

(UNAUDITED)

NOTE 5 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At March 31, 2005, deferred tax assets consist of the following:

Deferred tax assets	$ 1,953
Less: valuation allowance	(1,953)
$ -0-

At March 31, 2005, the Company had accumulated deficits during the development stage of $6,509 available to offset future taxable income through 2021. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

9

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Merchandise Creations, Inc.'s Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  MCI indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at MCI's request as one of its officers or directors.  MCI may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of MCI's directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, MCI's best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  MCI has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$1,000
Transfer Agent, Printing and Engraving Costs	500
SEC Registration Fee	10
Accounting and Legal Fees	1,000
Total	$2,510

Recent Sales of Unregistered Securities

In November 2004, we issued 10,000,000 shares of our common stock to Robert B. Turner, our founding shareholder and the sole officer and director.  This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for cash in the amount of $10,000.  At the time of the issuances, Mr. Turner had fair access to and was in possession of all available material information about our company, as he is the sole officer and director of MCI.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In March 2005, we sold 593,000 shares of our common stock to twenty-eight unrelated shareholders.  The shares were issued at a price of $0.05 per share for total cash in the amount of $29,650.  The shares bear a restrictive transfer legend.  This November 2004 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Merchandise Creations, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.  Each purchaser was given the opportunity to ask questions of us.  Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.


Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
(a) Articles of Incorporation of Merchandise Creations, Inc. filed on October 1, 2004. * (b) Bylaws of Merchandise Creations, Inc. adopted on October 5, 2004. *

5.	Opinion on Legality
Attorney Opinion Letter.

10.	Material Contracts
(a) MCI Merchandise Agreement with Tommy Alverson *
(b) MCI Consignment Agreement with Missing Link Group *

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.
b) Consent of Independent Auditor.

* Incorporated by reference herein filed as exhibits the Company's Form SB-2 Registration Statement filed on April 29, 2005


Undertakings

In this Registration Statement, Merchandise Creations, Inc. is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, MCI is registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, MCI includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)

    To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Plano, State of Texas on July 8, 2005.

Merchandise Creations, Inc.
(Registrant)

By: /s/ Robert B. Turner, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Robert B. Turner	President, CEO and Director	July 8, 2005
Robert B. Turner

/s/ Robert B. Turner	Chief Financial Officer	July 8, 2005
Robert B. Turner

/s/ Robert B. Turner	Chief Accounting Officer	July 8, 2005
Robert B. Turner